                                                                       EXHIBIT 1


                             U.S. $            1/

                        Air Products and Chemicals, Inc.

                            Medium-Term Notes, Series


                                AGENCY AGREEMENT


                                                                           , 199

[Agents]


Dear Ladies and Gentlemen:

                  Air Products and Chemicals, Inc., a Delaware corporation (the "Corporation"), confirms its agreement with each of you with respect to the
issue and sale by the Corporation of up to $       1/ aggregate principal amount
of its Medium-Term Notes, Series , Due from 9 Months to 30 Years from Date of Issue (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of January 10, 1995 (as it may be supplemented or amended from time to time, the "Indenture"), between the Corporation and First Union National Bank (formerly First Fidelity Bank, National Association), as trustee (the "Trustee").

                  The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes, Series , Administrative Procedures attached hereto as Exhibit B (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Corporation pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

--------
     1/ Or its equivalent in foreign currencies or currency units.

                  SECTION 1. Representations and Warranties. The Corporation represents and warrants to each of you as of the Closing Date referred to in
Section 2(a)(viii), and as of the times referred to in Section 9(a) at which the Corporation accepts offers to purchase Notes and delivers Notes so purchased (each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

                  (a) Registration Statement and Prospectus. The Corporation has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations adopted by the Commission thereunder (the "Rules"), a registration statement on Form S-3 (No. 333-[ ]) (the "Registration Statement"), including a basic prospectus, which has become effective under the Securities Act, for the registration under the Securities Act of $ aggregate principal amount of debt securities (the "Securities"), including the Notes. The Registration Statement meets the requirements set forth in Rule 415(a)(1) under the Securities Act and complies in all other material respects with said Rule. The Corporation has included in the Registration Statement a supplement to the form of prospectus included in the Registration Statement relating to the Notes and the plan of distribution thereof (as amended or supplemented from time to time, the "Prospectus Supplement"). In connection with the sale of the Notes, the Corporation proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates, redemption provisions and other similar terms of the Notes sold pursuant hereto or the offering thereof. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement. The term "Prospectus" means the Basic Prospectus as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date hereof or the issue date of the Prospectus Supplement or the Prospectus, as the case may be, and any reference herein to "amend", "amendment" or "supplement" with respect to the

         Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the filing of any document under the Exchange Act after the date hereof or the issue date of the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                  (b) Accuracy of Registration Statement. The Registration Statement, as amended, as of each Representation Date, complies in all material respects with the provisions of the Securities Act and the Rules and does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as supplemented as of any such time, complies in all material respects with the provisions of the Securities Act and the Rules and does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Prospectus as supplemented at the Closing Date may not include the information contemplated by Section l(a) to be contained in pricing supplements thereto; provided, further, however, that none of the representations and warranties contained in this
         Section 1(b) shall apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee or (ii) statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of you for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

                  (c) Accountants. The accountants whose reports with respect to financial statements are included in the Registration Statement and the Prospectus are independent with respect to the Corporation and its subsidiaries as required by the Securities Act and the Rules.

                  (d) Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented as of such Representation Date, and except as set forth therein, there has not been any material adverse development or change in the condition, financial or other, or the results of operations of the Corporation and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (e) Litigation. Except as set forth in the Registration Statement and the Prospectus, as amended or supplemented as of such Representation Date, neither the Corporation nor any of its subsidiaries has any litigation or governmental proceeding pending of a character which will result in a judgment, decree or order having a material adverse effect on the condition, financial or other, or the results of operations of the Corporation and its consolidated subsidiaries, taken as a whole.

                  (f) Valid Incorporation; Subsidiaries. The Corporation and each subsidiary of the Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it was incorporated, has the corporate power to own or hold under lease the property it purports to own or hold under lease and to carry on the business in which it is engaged, and is duly licensed and duly qualified and is in good standing as a foreign corporation in each jurisdiction wherein the character of the property owned or held under lease by it, or the nature of the business transacted by it, makes such licensing or qualification necessary; and all the outstanding shares of the capital stock of the subsidiaries of the Corporation are owned directly, or indirectly through wholly owned subsidiaries, by the Corporation, free and clear of any material lien, pledge or other encumbrance, except for (i) directors' and officers' qualifying shares and (ii) shares of such stock representing minority interests reflected in the financial statements of the Corporation and its consolidated subsidiaries included in the Prospectus.

                  (g) Legality. At the date when the Prospectus Supplement is filed with, or mailed for filing to, the Commission pursuant to Rule 424(b) under the Securities Act and at each Representation Date thereafter, (i) the issuance and delivery of the Notes by the Corporation pursuant to this Agreement will have been duly and validly authorized by all necessary corporate action and no authorization, consent or approval of the stockholders and no further authorization or approval of the Board of Directors of the Corporation will be required for the issuance, sale and delivery of the Notes as contemplated herein; (ii) neither such issuance, sale or delivery of the Notes nor the consummation of any other of the transactions herein contemplated will result in a breach by the Corporation of any terms of, or constitute a default under, any other agreement or undertaking of the Corporation; and (iii) no authorization, consent or approval of, or filing or registration with, or exemption by, any government or public body or authority of the United States or of any State or any department or subdivision thereof, other than such as may be required under the securities or blue sky laws of any jurisdiction and other than registration of the Notes under the Securities Act and qualification of the Indenture under the Trust Indenture Act, is required for the validity of the Notes or for the valid offering, issuance, sale and delivery of the Notes by the Corporation pursuant to this Agreement or for the execution and delivery by the Corporation of this Agreement and the Indenture.

                  (h) No Stop Order. The Commission has not issued any order preventing or suspending the use of the Prospectus as supplemented as of such Representation Date.

                  (i) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, as amended or supplemented as of such Representation Date, present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and in the case of financial statements included in any amendments or supplements as of such Representation Date will be, prepared, except as stated therein, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (j) Timely Filing of Documents. During the twelve calendar months and any portion of a calendar month immediately preceding the date of the filing of the Registration Statement with the Commission, the Corporation has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to
         Section 12, 13, 14 or 15(d) of the Exchange Act. The documents incorporated by reference into the Prospectus, as supplemented as of the applicable Representation Date, have been, and each document subsequently incorporated by reference therein as of such Representation Date will be, prepared by the Corporation in conformity with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been, or in the case of documents subsequently incorporated by reference therein will be as of the applicable Representation Date, timely filed as required thereby. Copies of each of the documents incorporated by reference into the Prospectus, together with satisfactory evidence of the filing thereof and of the other documents and amendments referred to in the first sentence of this paragraph, have been, or as of the applicable Representation Date will be, delivered by the Corporation to each of you.

                  (k) Doing Business with Cuba. The Corporation confirms as of the date hereof, and each acceptance by the Corporation of an offer to purchase Notes will be deemed to be an affirmation, that the Corporation is in compliance with all provisions of Section 517.075 of the Florida Securities and Investor Protection Act relating to disclosure of business in Cuba, and the Corporation further agrees that it will continue so to comply in the future.

                  SECTION 2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions stated herein, and subject to the reservation by the Corporation of the right to sell Notes directly on its own behalf, and to sell Notes to or through such other agents as the Corporation shall appoint from time to time:

                  (i) the Corporation hereby appoints the Agents as agents of the Corporation for the purpose of soliciting or receiving offers to purchase the Notes from the Corporation by others;

                  (ii) the Corporation shall notify the Agents of any sale made to or through other agents on or promptly after the settlement date for such sale. This Agreement shall apply only to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Corporation and only on the specific terms set forth herein;

                  (iii) on the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Corporation, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as supplemented from time to time. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b);

                  (iv) the Corporation reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of at least one business day's prior notice from the Corporation, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Corporation until such time as the Corporation has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday or a legal holiday and which is not a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. The suspension of solicitation of offers to purchase the Notes by the Corporation shall likewise suspend until the next Representation Date the representations and warranties set forth in Section 1 and the covenants set forth in Sections 4 and 9 except as and to the extent provided in Section 13;

                  (v) promptly upon the closing of the sale of any Notes sold by the Corporation as a result of a solicitation made by an Agent, the Corporation agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto;

                  (vi) the Agents are authorized to solicit offers to purchase the Notes only in denominations of U.S. $100,000 2/ or any amount in excess thereof which is an integral multiple of U.S. $1,000, at a purchase price equal to 100% of the principal amount thereof or such other principal amount as shall be specified by the Corporation. Each Agent shall communicate to the Corporation, orally or in writing, each reasonable

--------
         2/ Or the equivalent (rounded down to an integral multiple of 10,000 units of the denomination specified in a supplement to the Prospectus) in the relevant foreign currency or currency unit, or such larger amount in integral multiples of 10,000 units of such denomination.

         offer to purchase Notes received by it as an Agent other than those rejected by such Agent pursuant to the next sentence. Each Agent shall have the right, in its discretion reasonably exercised without advising the Corporation, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Corporation shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part;

                  (vii) the Procedures may be amended in writing from time to time by mutual agreement of the Agents and the Corporation after notice to, and with the approval of, the Trustee. Each Agent and the Corporation agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures; and

                  (viii) the documents required to be delivered by Section 6 hereof shall be delivered at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time or other location in New York City as may be mutually agreed upon by the Corporation and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

                  (b) Subject to the terms and conditions stated herein, whenever the Corporation and any of you determines that the Corporation shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement, which may be either oral or written, is herein referred to as a "Terms Agreement":

                  (i) each Terms Agreement shall describe to the extent as appropriate the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Corporation for such Notes, the currency in which such Notes are issued, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment, the portion of the expenses described in Section 5 to be paid or reimbursed to the Corporation by the Purchaser and any requirements for the delivery of opinions of counsel, certificates from the Corporation or its officers or a letter from the Corporation's independent public accountants as described in Section 7(f). Any such Terms Agreement may also specify the period of time referred to in Section 4(k). Any written Terms Agreement may be in the form attached hereto as Exhibit
         C. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Corporation herein contained and shall be subject to the terms and conditions herein set forth;

                  (ii) delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Corporation in the net amount due to the Corporation for such Notes by the method and in the form set forth in such Terms Agreement; and

                  (iii) unless otherwise agreed to between the Corporation and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (A) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (B) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and pricing supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

                  SECTION 3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

                  SECTION 4. Covenants of the Corporation. The Corporation covenants and agrees:

                  (a) To furnish promptly to each of you and to your counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, and a copy of each Prospectus filed with the Commission, including all supplements thereto and all documents incorpo-rated therein by reference and all consents and exhibits filed therewith.

                  (b) To deliver promptly to each of you such number of the following documents as each of you may reasonably request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Basic Prospectus, each preliminary prospectus and the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

                  (c) If, during any period in which, in the opinion of your counsel, a prospectus relating to the Notes is required to be delivered under the Securities Act in respect of Notes being offered for sale by any of you, any event relating to or affecting the Corporation occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act (other than periodic reports under the Exchange Act that are timely filed), to notify each of you promptly to suspend solicitation of purchases of the Notes; and if the Corporation shall decide to amend or supplement the Registration Statement or the Prospectus, to promptly advise each of you by telephone (with confirmation in writing) and to promptly prepare and timely file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above, in the case of a sale made pursuant to a Terms Agreement, the Corporation shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Corporation or the Purchaser, be required by the Securities Act or requested by the Commission.

                  (d) To timely file with the Commission during the period referred to in (c) above all documents (and any amendments to previously filed documents) required to be filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (e) Upon filing with the Commission during the period referred to in (c) above (i) any amendment or supplement to the Registration Statement,
(ii) any amendment or supplement to the Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to each of you.

                  (f) During the period referred to in (c) above, to advise each of you (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any demand by the Commission for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information (other than any demand for an amendment or supplement to or additional information concerning documents hereafter filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement and Prospectus, where the failure to comply with such request would not cause the Registration Statement or the Prospectus, as then supplemented or amended, to fail to comply in any material respect with the provisions of the Securities Act and the applicable Rules or to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading),
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding, (iv) of receipt by the Corporation of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event relating to or affecting the Corporation which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

                  (g) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (h) As soon as practicable, but not later than 18 months, after the date of each acceptance by the Corporation of an offer to purchase Notes hereunder, to make generally available to its security holders and each of you an earnings statement or statements which will satisfy the provisions of
Section 11(a) of the Securities Act

(including, at the option of the Corporation, Rule 158 of the Rules).

                  (i) So long as any of the Notes are outstanding (including by way of resale by a Purchaser of Notes), to furnish to each of you, not later than the time the Corporation makes the same available to others, copies of all public reports or press releases (i) sent by the Corporation over the P.R. Newswire, (ii) furnished by the Corporation to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or (iii) filed with the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (j) To endeavor, in cooperation with each of you, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as each of you may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes, and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; provided, however, that the Corporation shall not be required to register or qualify as a foreign corporation nor, except as to matters and transactions relating to the offer or sale of the Notes, take any action which would subject it to service of process generally in any jurisdiction.

                  (k) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, the Corporation shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Corporation (other than the Notes being sold pursuant to such Terms Agreement, borrowings under the Corporation's revolving credit agreements and lines of credit, the private placement of securities and issuances of the Corporation's commercial paper).


                  SECTION 5. Payment of Expenses. The Corporation will pay (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Corporation under the Exchange Act, (iv) the costs of distributing, as each of you may reasonably request, the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, the Basic Prospectus, the Prospectus, any supplement or amendment to the Prospectus and any documents incorporated by reference in any of the foregoing documents, (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Corporation, and their respective counsel, (vi) the costs and fees in connection with the listing of the Notes on any securities exchange, (vii) the cost of any filings with the National Association of Securities Dealers, Inc., (viii) except to the extent paid or reimbursed to the Corporation by a Purchaser pursuant to a Terms Agreement (which payment or reimbursement shall be in an amount proportional to the principal amount of Notes sold under such Terms Agreement to $ ), the reasonable fees and disbursements of counsel to the Corporation and your counsel, (ix) the fees paid to rating agencies in connection with the rating of the Notes, (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including the reasonable fees and expenses of your counsel in connection therewith), (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Corporation and (xii) other costs and expenses incurred by the Corporation in connection with the performance of its obligations under this Agreement.

                  SECTION 6. Conditions of Obligations of the Agents. The obligations of the Agents, as agents of the Corporation, under this Agreement to solicit offers to purchase the Notes, and the obligation of any person who has agreed to purchase Notes sold through an Agent as agent to make payment for and take delivery of Notes, are subject to the accuracy on each Representation Date of the representations and warranties of the Corporation contained herein, to the performance by the Corporation of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in the Prospectus shall have been issued; no stop order proceeding shall have been initiated or threatened by the Commission; no challenge shall have been made by the Commission and shall not have been satisfactorily answered or remedied by the Corporation to the accuracy or adequacy of any document incorporated by reference in the Prospectus in any respect that would constitute a failure of the Prospectus, as supplemented, to comply in any material respect with the provisions of the Securities Act and the applicable Rules or that, if substantiated, would mean that the Prospectus, as supplemented, would contain any untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; any request of the Commission of the nature referred to in Section 4(f)(ii) shall have been complied with.

                  (b) No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 4(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

                  (c) The Agents shall not have discovered and disclosed to the Corporation that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Corporation shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (e) At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of the General Counsel of the Corporation or the Assistant General Counsel of the Corporation, in form and substance satisfactory to the Agents and their counsel, to the effect that:

                  (i) the Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, and has the corporate power to own or hold under lease the property it purports to own or hold under lease and to carry on the business in which it is engaged;

                  (ii) the form of the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                  (iii) the issuance, sale and delivery of the Notes by the Corporation pursuant to this Agreement have been duly and validly authorized by all necessary corporate action; and no authorization, consent or approval of, or filing or registration with, or exemption by, any government or public body or authority of the United States or of any State or any Department or subdivision thereof, other than such as may be required under the securities or blue sky laws of any jurisdiction, is required for the validity of the Notes or for the valid offering, issuance, sale and delivery of the Notes by the Corporation pursuant to this Agreement or for the execution and delivery by the Corporation of this Agreement and the Indenture;

                  (iv) the Indenture has been duly and validly authorized, executed and delivered by the Corporation and constitutes an instrument valid and binding on the Corporation and enforceable in accordance with its terms (except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability);

                  (v) the Notes, when issued in a form conforming to the specimens thereof examined by such counsel, will be in a form contemplated by the Indenture and, assuming due execution of the Notes on behalf of the Corporation and authentication thereof by the Trustee, upon the delivery thereof and payment therefor as provided in this Agreement, the Notes will constitute valid and binding obligations of the Corporation enforceable in accordance with their respective terms (except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability), entitled to the benefits of the Indenture;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Corporation, and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-laws of the Corporation or, to the knowledge of such counsel, any law, administrative regulation or court decree applicable to the Corporation or by which the Corporation or any of its proper ties is bound or affected (except to the extent that the enforceability of the indemnity provisions of this Agreement may be limited by securities laws or public policy);

                  (vii) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, note, note agreement or other agreement or instrument known to such counsel to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries or any of their properties is bound or affected;

                  (viii) the Registration Statement and any amendments thereof have become and are effective and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, and the Rules (except that no opinion need be expressed as to financial statements and other financial data), the Securities are registered under the Securities Act, and the Indenture has been qualified under the Trust Indenture Act; and

                  (ix) in passing upon the form of the Registration Statement and the Prospectus, such counsel has necessarily assumed the correctness and completeness of the statements made or included therein and takes no responsibility therefor, except insofar as such statements relate to the description of the Notes or the Indenture or relate to such counsel; the statements with regard to such counsel made under the heading "Legal Opinions" in the Prospectus are correct; and such counsel has no reason to believe that (except as aforesaid) the Registration Statement (or any post-effective amendment thereof) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that (except as aforesaid) the Prospectus (as amended or supplemented, if so amended or supplemented) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the Closing Date.

                  (f) The Corporation shall have furnished to the Agents on the Closing Date a certificate of the Corporation, dated the Closing Date, signed on its behalf by the President, the Vice President-Finance or the Treasurer, stating that:

                  (i) The representations, warranties and agreements of the Corporation in section 1 hereof are true and correct in all material respects as of the date of such certificate with the same effect as if made on such date; and the Corporation has not received any notice that the conditions set forth in Section 5(a) hereof will not be satisfied as of the Closing Date or any other Representation Date; and

                  (ii) The person executing such certificate has examined the Registration Statement and the Prospectus and, in such person's opinion, (A) the Registration Statement at the date thereof, or as of the most recent amendment thereto, if any, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus as supplemented at the date of such certificate does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the information to be provided in pricing supplements thereto as contemplated by Section l(a) hereof), and (C) since the effective date of the Registration Statement (or the most recent amendment thereto, if any) there has not occurred any event required to be set forth in an amendment to the Registration Statement which has not been so set forth.

                  (g) The Corporation shall have furnished to the Agents on the Closing Date a letter of Arthur Andersen LLP, addressed jointly to the Corporation and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants Statement on Auditing Standards No. 76 substantially in the form hereto fore approved by the Agents, covering such specified financial statement items and procedures as the Agents may reasonably request and in form and substance reasonably satisfactory to the Agents.

                  (h) There shall not have occurred, since the date of this Agreement, in the case of the obligations of the Agents to solicit offers, or since the date of the Corporation's acceptance of an offer to purchase Notes, in the case of the obligation to purchase such Notes: any material adverse change in, or any adverse development which materially affects the business, properties, condition (financial or other), results of operations or prospects of the Corporation and its consolidated subsidiaries taken as a whole; a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; a general moratorium on commercial banking activities declared by either federal or New York State authorities; any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere; an outbreak or escalation of major hostilities involving the United States or the declaration of a national emergency or war by the United States; or any downgrading in the rating accorded the Corporation's debt securities by any "nation ally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement by any such organization that the rating accorded any of the Corporation's debt securities have been placed under surveillance or review with possible negative implications, if the effect thereof in the judgment of such Agent or purchaser makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Corporation, as the case may be.

                  (i) Prior to the Closing Date, the Corporation shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Agents.

                  SECTION 7. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Corporation herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Corporation of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in the Prospectus shall have been issued; no stop order proceeding shall have been initiated or threatened by the Commission; no challenge shall have been made by the Commission and shall not have been satisfactorily answered or remedied by the Corporation to the accuracy or adequacy of any document incorporated by reference in the Prospectus in any respect that would constitute a failure of the Prospectus, as supplemented, to comply in any material respect with the provisions of the Securities Act and the applicable Rules or that, if substantiated, would mean that the Prospectus, as supplemented, would contain any untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; any request of the Commission of the nature referred to in Section 4(f)(ii) shall have been complied with.

                  (b) No order suspending the sale of the Notes in any jurisdiction designated by the Purchaser pursuant to Section 4(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

                  (c) The Purchaser shall not have discovered and disclosed to the Corporation that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Purchaser and the Corporation shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (e) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time: any material adverse change in, or any adverse development which materially affects the business, properties, condition (financial or other), results of operations or prospects of the Corporation and its consolidated subsidiaries taken as a whole; a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; a general moratorium on commercial banking activities declared by either federal or New York State authorities; any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere; an outbreak or escalation of major hostilities involving the United States or the declaration of a national emergency or war by the United States; or any downgrading in the rating accorded the Corporation's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement by any such organization that the rating accorded any of the Corporation's debt securities have been placed under surveillance or review with possible negative implications, if the effect thereof in the judgment of such Purchaser makes it impracticable or inadvisable to proceed with the purchase of Notes from the Corporation.

                  (f) To the extent agreed to between the Corporation and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Corporation, dated as of the Closing Date, to the effect set forth in Section 6(f) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of the General Counsel of the Corporation or the Assistant General Counsel of the Corporation, dated as of the Closing Date, to the effect set forth in Section 6(e), and (iii) letter of Arthur Andersen LLP, independent accountants for the Corporation, dated as of the Closing Date, to the effect set forth in Section 6(g).

                  (g) Prior to the Closing Date, the Corporation shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Corporation in writing or by telephone or telegraph confirmed in writing.

                  SECTION 8. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, at the Closing Date there for, any condition set forth in Section 6 shall not be satisfied.

                  SECTION 9. Additional Covenants of the Corporation. The Corporation covenants and agrees that:

                  (a) Each acceptance by it of an offer for the purchase of Notes solicited by an Agent hereunder shall be deemed to be an affirmation that the representations and warranties of the Corporation contained in this Agreement are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

                  (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes and other than by the filing of a document incorporated by reference into the Prospectus other than the documents specified below) or the Corporation files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K pursuant to Item 1, 2, 4, or 6 of such Form, the Corporation shall, concurrently with or promptly after such amendment, supplement or filing, furnish the Agents with a certificate of the President, the Vice President--Finance or the Treasurer of the Corporation in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that if at the time of such amendment or supplement, the Corporation is not accepting offers to purchase the Notes or has instructed the Agents to cease their solicitation of offers to purchase the Notes, then the certificate required to be delivered pursuant to this Section 9(b) shall not be required until the Corporation requests that the Agents resume the solicitation of offers to purchase Notes.

                  (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes and other than by the filing of a document incorporated by reference into the Prospectus other than the documents specified below) or the Corporation files with the commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K pursuant to Item 1, 2, 4, or 6 of such Form, the Corporation shall, concurrently with or promptly after such amendment, supplement or filing, furnish the Agents and their counsel with the written opinion of the General Counsel or the Assistant General Counsel of the Corporation, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 6(e) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance); provided, further, however, that if at the time of such amendment or supplement, the Corporation is not accepting offers to purchase the Notes or has instructed the Agents to cease their solicitation of offers to purchase the Notes, then the opinion or letter required to be delivered pursuant to this Section 9(c) shall not be required until the Corporation requests that the Agents resume the solicitation of offers to purchase Notes.

                  (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by the filing of a document incorporated by reference into the Prospectus other than the documents specified below) or the Corporation files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a current Report on Form 8-K pursuant to Item 2 or 4 of such Form, the Corporation shall cause Arthur Andersen LLP (or the Corporation's then current independent public accountants) to furnish the Agents, concurrently with or promptly after such amendment, supplement or filing, a letter, addressed jointly to the Corporation and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(g) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Corporation; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information; provided, further, however, that if at the time of such amendment or supplement, the Corporation is not accepting offers to purchase the Notes or has instructed the Agents to cease their solicitation of offers to purchase the Notes, then the letter required to be delivered pursuant to this
Section 9(d) shall not be required until the Corporation requests that the Agents resume the solicitation of offers to purchase Notes.

                  SECTION 10. Indemnities. (a) By the Corporation. The Corporation agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the issue date of the Prospectus, or contained in the Prospectus (as amended or supplemented, if the Corporation shall have filed with the Commission any amendment thereof or supplement thereto), if, in the case of a sale made by the Agents, used within the period during which the Agents are authorized to solicit offers to purchase the Notes as provided in Section 2(a)(iv) hereof, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this
Section 10(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any of you for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or was contained in that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee; and provided, further, such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of an Agent or a Purchaser (or any person controlling such Agent or such Purchaser) if the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof from such Agent or such Purchaser and such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus was corrected in the Prospectus (or the Prospectus as supplemented). The indemnity agreement contained in this Section 10(a) is subject to the undertaking of the Corporation with respect to indemnification of officers and directors of the Corporation contained in the Registration Statement, but only to the extent stated in said undertaking.

                  (b) By the Agents. Each Agent or Purchaser agrees, in the manner and to the same extent as set forth in Section 10(a) hereof, to indemnify and hold harmless the Corporation, each person who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Corporation and each of its officers who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or any post-effective amendment thereof or the Basic Prospectus, any preliminary prospectus or the Prospectus (as amended or supplemented, if so amended or supplemented), if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Corporation by or on behalf of such Agent or such Purchaser for use in connection with the preparation of the

Registration Statement or any preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto.

                  (c) General. Each indemnified party will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 10, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall relieve such indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this
Section 10, but shall not relieve such indemnifying party from any other liability which it may have to such indemnified party. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized by the indemnifying party in connection with the defense of such action, (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that representation of both such indemnified party and the indemnifying party by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses with respect to any period during the pendency of such action or similar or related actions of more than one separate firm of attorneys for all indemnified parties so named, designated in writing by the Agents or the Purchaser if the indemnifying party is the Corporation or by the Corporation if the indemnifying party is any of the Agents or the Purchaser, it being further understood, however, that the firm of attorneys so designated may be changed from time to time with respect to different periods during the pendency of such action or similar or related actions) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party.

The indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld.

                  (d) Contribution. If the indemnification provided for in this
Section 10 shall for any reason be unavailable to an indemnified party under
Section 10(a) or 10(b) hereof in respect of any loss, claim, damage or liability or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Corporation on the one hand and by each of you on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and by each of you on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and either Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Corporation bear to the total commissions received by such Agent with respect to such offering (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Purchaser if such commissions had been payable). The relative fault of the Corporation on the one hand and each of you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or by each of you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and each of you agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if both of you were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this Section 10(d), neither Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent were offered to the public exceeds the amount of any damages which such Agent or Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Purchaser if such commissions had been payable). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Survival of Indemnity and Contribution Agreements. The respective indemnity and contribution agreements of the Corporation and the Agents contained in this Section 10, and the representations and warranties of the Corporation set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of (i) any of you or any such controlling person of any of you or (ii) the Corporation or any such controlling person, director or officer of the Corporation and shall survive the delivery of the Notes, and any successor of any of you or of any such controlling person or of the Corporation, or any legal representative of any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

                  SECTION 11. Status of Each Agent. In soliciting offers to purchase the Notes from the Corporation pursuant to this Agreement (other than offers to purchase pursuant to Section 2(b)), each Agent is acting solely as agent for the Corporation and not as principal. Each Agent will make reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Notes from the Corporation has been solicited by such Agent and accepted by the Corporation, but such Agent shall have no liability to the Corporation in the event any such purchase is not consummated for any reason. If the Corporation shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Corporation shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Corporation and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale. The Corporation does not authorize either Agent to give any information or make any representations, other than those contained in the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Notes.

                  SECTION 12. Representations and Warranties to Survive Delivery. All representations and warranties of the Corporation contained in this Agreement, or contained in certificates of officers of the Corporation submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancelation of this Agreement or any investigation made by or on behalf of any of you or any person controlling such of you or by or on behalf of the Corporation, and shall survive each delivery of and payment for any of the Notes.

                  SECTION 13. Termination. This Agreement may be terminated for any reason, at any time, by either the Corporation as to any Agent or an Agent insofar as this Agreement relates to such Agent upon the giving of one day's written notice of such termination to such Agent or the Corporation, as the case may be. The provisions of Sections 4(c) (with respect to Notes that have been sold but not yet delivered and with respect to Notes owned by a Purchaser), 4(h), 4(j), 5, 10, 11, 12, 15 and 16 hereof shall survive any such termination.

                  SECTION 14. Sales of Securities Denominated in a Foreign Currency. If at any time the Corporation and any of you shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. dollars, which other currency may include a composite currency, the Corporation and such of you shall execute and deliver a Foreign Currency Amendment in the form attached hereto as Exhibit D. The Foreign Currency Amendment shall establish, as appropriate, additions and modifications to this Agreement that shall apply to the sales, whether offered on an agency or principal basis, of all Notes denominated in the currency or currency unit covered thereby.

                  SECTION 15. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered mail or transmitted by any standard form of telecommunication. Notices to the Agents or the Purchaser shall be directed to them as follows: Notices to the Corporation shall be directed to it as follows: Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, Attention: Corporate Secretary.

                  SECTION 16. Binding Effect; Benefits. This Agreement shall be binding upon each of you, your respective successors, the Corporation, and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only each of you and these persons, except that (a) the indemnity agreement of the Corporation contained in Section 10 hereof shall also be deemed to be for the benefit of the person or persons, if any, who control each of you within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Agents contained in Section 10 hereof shall be deemed to be for the benefit of directors of the Corporation, officers of the Corporation who have signed the Registration Statement and any persons controlling the Corporation within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be considered to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser of Notes from an Agent.

                  SECTION 17. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.


                                            Very truly yours,


                                            AIR PRODUCTS AND CHEMICALS, INC.,

                                              by________________________________
                                                 Title: Vice President and
                                                       Treasurer


CONFIRMED AND ACCEPTED, as of the date first above written:

[AGENTS]

  by _____________________________
         Name:
         Title: